UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2009
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-14303	36-3161171

(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of principal executive offices)	(zip code)
(313) 758-2000
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 — Regulation FD

Item 7.01	Regulation FD
AAM’s fourth quarter of 2009 interim financial results
•	AAM was profitable in the months of October 2009 and November 2009.
AAM’s Outlook
•	AAM expects to file a U.S. tax refund during the fourth quarter of 2009 related to the HR 3548 Bill titled “Worker, Homeownership, and Business Assistance Act of 2009”. Among its provisions, the bill enables AAM to carryback its 2008 net operating loss 5 years (from 2 previously) to 2003. The refund related to this special 5-year carryback election is expected to range from $40 million — $50 million.
•	AAM expects sales to double from $1.5 billion in 2009 to approximately $3.0 billion by 2013. This sales projection is based on the anticipated launch schedule for AAM’s $1.0 billion new and incremental business backlog and the assumption that the U.S. Seasonally Adjusted Annual Rate of sales (“SAAR”) increases from approximately 10 million vehicle units in 2009 to a range of 13 million — 14 million vehicle units in 2013.
•	AAM expects sales to range from $1.8 billion — $2.0 billion in 2010.
•	AAM expects cash payments for restructuring costs to range from $40 million — $50 million in 2010. Substantially all of these expected payments for restructuring costs relate to AAM’s obligations under the Buydown Program for United Auto Workers (“UAW”) represented associates at AAM’s Detroit, Michigan; Three Rivers, Michigan; and Cheektowaga, New York manufacturing facilities and related hourly attrition programs.
•	AAM expects to generate earnings (loss) before interest expense, income taxes and depreciation and amortization (EBITDA) as a percentage of sales in the range of 12% — 15% beginning in 2010. AAM believes that EBITDA is a meaningful measure of performance as it is commonly utilized by management and investors to analyze operating performance and entity valuation. AAM management, the investment community and the banking institutions routinely use EBITDA, together with other measures, to measure AAM’s operating performance relative to other Tier 1 automotive suppliers. EBITDA should not be construed as income from operations, net income or cash flow from operating activities as determined under generally accepted accounting principles (GAAP). Other companies may calculate EBITDA differently.
AAM’s cash and liquidity:
•	As of November 30, 2009, AAM had approximately $406 million of liquidity, consisting of available cash, short-term investments and committed borrowing capacity on AAM’s U.S credit facilities, including the GM Second Lien Term Credit Facility. This compares to a committed liquidity position of approximately $373 million at September 30, 2009.
AAM’s capital spending:
•	AAM expects to reduce capital spending to a run rate of 4%-6% of sales beginning in 2010.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions; our ability to comply with the definitive terms and conditions of various commercial and financing arrangements with General Motors LLC (“GM”); reduced purchases of our products by GM, Chrysler LLC (“Chrysler”) or other customers; reduced demand for our customers’ products (particularly light trucks and sport utility vehicles (“SUVs”) produced by GM and Chrysler); availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants; our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; the impact on us and our customers of requirements imposed on, or actions taken by, our customers in response to the U.S. government’s ownership interest, the Troubled Asset Relief Program or similar programs; our ability to continue to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to continue to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; currency rate fluctuations; our ability and our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; price volatility in, or reduced availability of, fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete. For additional discussion, see “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
SECTION 8 — Other Events

Item 8.01.	Other Events
Amendments to Credit Agreements
          On December 4, 2009, American Axle & Manufacturing, Inc. (“AAM”), a wholly-owned subsidiary of American Axle & Manufacturing Holdings, Inc. (“Company”), received the consents necessary to amend and restate its credit agreement dated as of January 9, 2004, as amended and restated as of September 16, 2009, among AAM, the Company, as guarantor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Revolving Credit Agreement”).
          The effectiveness of the amendment and restatement of the Revolving Credit Agreement is subject to the satisfaction of certain conditions (among others, the closing of the senior secured notes offering described below, and receipt of a minimum amount of gross proceeds therefrom, or otherwise, on or before February 28, 2010) and will, among other things, (i) extend the maturity date of approximately $243 million of the aggregate commitments and revolving loans held by the lenders that have agreed to extend their respective commitments under the amendment to June 2013, (ii) reduce the commitments of such consenting lenders and (iii) change certain provisions relating to certain covenants and events of default.
          On December 4, 2009, AAM, the Company and General Motors LLC (formerly known as General Motors Company) entered into a letter amendment to the Credit Agreement dated as of September 16, 2009 (the “Credit Agreement”), by and among the AAM, the Company and General Motors Company. A copy of the letter amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Notes Offering
          On December 7, 2009, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933 (“Securities Act”), as amended, in connection with the proposed issuance by AAM of its senior secured notes (“Senior Secured Notes”) to certain institutional investors in an offering exempt from the registration requirements of the Securities Act.
In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.
Equity Offering
          On December 7, 2009, the Company issued a press release announcing that it has commenced an offering of 14,000,000 shares of its common stock, par value $0.01 per share (“Common Stock”). The company intends to grant the underwriters an option for 30 days to purchase up to 2,100,000 additional shares of common stock to cover over-allotments, if any. The Offering is being made pursuant to AAM’s effective shelf registration statement on Form S-3 (Registration No. 333-162550-01). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.3.
The Senior Secured Notes offering and the Common Stock offering are not conditioned on each other.
Updated Business Description and Supplement of Risk Factors
          In addition, in connection with these contemplated offerings, the Company updated the description of its business and its risk factors. The updated description of the Company’s business and risk factors have been filed as Exhibit 99.4 and Exhibit 99.5, respectively, to this Current Report on Form 8-K and each is incorporated by reference into this Report and the Registration Statement. The risk factors, filed herewith as Exhibit 99.5, supplement the risk factors contained in “Item 1A. Risk Factors” to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and “Item 1A. Risk Factors” to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description

99.1	Letter Amendment, dated December 4, 2009, to the Credit Agreement, dated as of September 16, 2009, by and among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc. and General Motors Company.

99.2	Press Release Announcing the Offering of the Senior Secured Notes, dated December 7, 2009.

99.3	Press Release Announcing the Offering of the Common Stock, dated December 7, 2009.

99.4	Updated Business Description for American Axle & Manufacturing Holdings, Inc.

99.5	Updated Risk Factors which herewith supplement the risk factors contained in “Item 1A. Risk Factors” to American Axle & Manufacturing Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and “Item 1A. Risk Factors” to American Axle & Manufacturing Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
By:	/s/ Michael K. Simonte
Name:	Michael K. Simonte
Title:	Executive Vice President — Finance & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: December 7, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter Amendment, dated December 4, 2009, to the Credit Agreement, dated as of September 16, 2009, by and among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc. and General Motors Company.

99.2	Press Release Announcing the Offering of the Senior Secured Notes, dated December 7 2009.

99.3	Press Release Announcing the Offering of the Common Stock, dated December 7, 2009.

99.4	Updated Description of American Axle & Manufacturing Holdings, Inc.’s Business Description.

99.5	Updated Risk Factors which herewith supplement the risk factors contained in “Item 1A. Risk Factors” to American Axle & Manufacturing Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 and “Item 1A. Risk Factors” to American Axle & Manufacturing Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009